Exhibit 99.1

Optimer Pharmaceuticals Announces Personnel Changes

—Reports Preliminary First Quarter 2012 Gross Revenues of Approximately $16.45 Million, 36%
Increase in Growth Compared to Fourth Quarter 2011—

SAN DIEGO, April 9, 2012— Optimer Pharmaceuticals [NASDAQ: OPTR] (“the Company” or “Optimer”) today announced its Board of Directors has appointed Hank McKinnell as its new Chairman. Dr. McKinnell was previously appointed Lead Independent Director at the February 29, 2012 Board meeting. The Company also announced that Kurt Hartman — who currently serves as General Counsel, Chief Compliance Officer and Senior Vice President — has been appointed acting CFO and a search for a permanent CFO has commenced.

The appointments were made after the Optimer Board of Directors removed Dr. Michael Chang as Chairman and terminated John D. Prunty, Chief Financial Officer, and Dr. Youe-Kong Shue, Vice President. The Board, excluding Dr. Chang, unanimously approved the personnel changes. The Company said that Dr. Chang remains as a Director of the Company, but that the Board has requested his resignation.

The changes are not expected to materially impact the Company’s revenues or operations, including the commercialization and launch of DIFICID®, but were related to certain lapses in corporate governance practices and the Company’s relationship with Optimer Biotechnology, Inc. (“OBI”), its 43%-owned independent, Taiwanese-based affiliate.

Separately, the Company announced that, based upon preliminary results, it expects to report  gross revenues of approximately $16.45 million for the first quarter of 2012, an increase of approximately 36% over gross revenues for the fourth quarter of 2011.

Dr. Chang’s removal as Chairman resulted from the Board’s views as to his actions in his capacity as Optimer’s representative on the Board of Directors of OBI as well as his failure to identify and effectively manage compliance, record keeping and conflict of interest issues in connection with OBI’s grant to Dr. Chang, potentially for the benefit of a third party, of 1.5 million shares of OBI.  The terminations of Mr. Prunty and Dr. Shue were related to the belief of Optimer’s Independent Directors that both individuals failed to follow proper procedures when they became aware of the issues related to the issuance of the OBI shares to Dr. Chang.

The Company said it has disclosed the matter to the relevant U.S. authorities and is cooperating with those authorities in reviewing the matter.

Optimer’s Board has determined to remove Dr. Chang from OBI’s Board of Directors and to appoint Dr. McKinnell to replace Dr. Chang as Optimer’s representative on the OBI Board.

Dr. McKinnell stated, “Clearly, we are disappointed that we had to take these actions.  However, the Board believes they reflect the importance to the Company of good corporate governance practices and that they are in the best interests of the Company and its stakeholders. Importantly, the issues surrounding the Board’s decision relate solely to the Company’s relationship with OBI.”

Comments on Preliminary Results for 2012 First Quarter

Commenting upon the Company’s first quarter results, Mr. Lichtinger said: “We are pleased that the Company continues to perform well in the marketplace and, based upon preliminary results, we expect to report that gross revenues for the first quarter of 2012 increased to approximately $16.45 million, approximately 36% over gross revenues of $12.22 million for the fourth quarter of 2011.

“We are especially pleased with these results since it demonstrates continuing momentum in our business. Indeed, after a successful 2011 highlighted by the FDA approval and U.S. launch of DIFICID as well as European approval of the drug,  Optimer is delivering strong growth into 2012 and continues to advance key drivers of growth. Our recently announced collaboration and license agreement with Astellas to develop and commercialize DIFICID in Japan is another sign of our continuing momentum.”

Mr. Lichtinger added, “The strong growth is also being driven by Optimer’s recently launched Long Term Care (LTC) strategy, which resulted in a significant acceleration in prescriptions with 160 reported in last week’s National Prescription Audit published by IMS Health. The formulary inclusion of DIFICID in three of the four key GPOs effective in April combined with a significant improvement in Medicare Part D coverage applicable to the LTC setting are expected to continue to generate increased growth.

“In addition, the increase in formulary Medicare Part D coverage from 13 million to 23 million lives that became effective as of April 2 is also expected to reduce the at least 30% of estimated prescription losses being experienced at the retail level as a result of lack of coverage or patient inability to pay the required co-insurance. Hospital performance continued to progress with over 700 hospitals now on formulary, motivating Optimer to rebalance its hospital field activities to increase pull through (number of prescriptions in hospitals where DIFICID is on formulary). In support of Optimer’s first line focus on patients at high risk of lower sustained clinical cure and high cost, publications focusing on oncology and renally impaired patients were presented, respectively, at the recent ECCMID London conference, and Society of Hospital Medical conference in San Diego, showing improved performance across cure, recurrence and sustained clinical cure when compared to vancomycin,” he concluded.

The Company said that it expects to report its first quarter 2012 results on May 3, 2012.

About Optimer Pharmaceuticals

Optimer Pharmaceuticals, Inc. is a global biopharmaceutical company focused on discovering, developing and commercializing innovative hospital specialty products that have a positive impact on society. Optimer developed and commercialized DIFICID® (fidaxomicin) tablets, an FDA-approved antibacterial drug for the treatment of adult patients with Clostridium difficile-associated diarrhea (CDAD). Optimer has also received marketing authorization for fidaxomicin tablets in the European Union under the trade name DIFICLIR™. The company is seeking marketing authorization for fidaxomicin in Canada and is exploring marketing authorization in other parts of the world where C. difficile has emerged as a serious health problem, including Asia. Additional information can be found at http://www.optimerpharma.com.

Forward-Looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements, including without limitation statements related to the expected impact of Optimer’s recent personnel changes, Optimer’s expected financial results for the first quarter of 2012, Optimer’s expectations as to the future growth of its business and potential drivers of future growth and the expected impact of the increase in formulary Medicare Part D coverage. Words such as “believes,” “would,” “anticipates,” “plans,” “expects,” “may,” “intend,” “will” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this release. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to: Optimer’s ability to continue driving adoption and use of DIFICID, the implementation and success of DIFICID growth initiatives and entry into new markets, whether healthcare professionals will prescribe DIFICID, the extent to which DIFICID receives reimbursement coverage from healthcare payers and government agencies, the extent to which DIFICID will be accepted on additional hospital formularies and the timing of hospital formulary decisions, Optimer’s ability to successfully coordinate commercialization efforts with Cubist Pharmaceuticals under its co-promotion agreement, whether Optimer will be able to realize expected benefits under its co-promotion agreement with Cubist and its collaboration agreements with Astellas, the possibility of alternative means of preventing or treating DIFICID impacting adoption and sales of DIFICID, Optimer’s ability, through its third party manufacturers and logistics providers, to maintain a sufficient supply of DIFICID to meet demand, the effects of changes in Optimer’s management, changes in Optimer’s relationship with OBI and other risks detailed in Optimer’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and Optimer undertakes no obligation to update or revise these statements, except as may be required by law.

Contacts

Optimer Pharmaceuticals, Inc.
David Walsey, Vice President, Investor Relations and Corporate Communications
858-909-0736

Canale Communications, Inc.
Jason I. Spark, Senior Vice President
619-849-6005